As filed with the Securities and Exchange Commission on March 21, 2000
  Registration No. 33-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               JUNIPER GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Nevada                                           11-2866771
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

              111 Great Neck Road, Suite 604, Great Neck, NY 11021
               (Address of principal executive offices) (zip code)

               Amended Agreement for Consulting Services for 1999
                            (Full Title of the Plan)

                             1999 Stock Option Plan
                            (Full Title of the Plan)

                             Vlado Paul Hreljanovic
                               JUNIPER GROUP, INC.
                         111 Great Neck Road, Suite 604
                            New York, New York 10022
                                 (516) 829-4670
 (Name, Address and telephone number including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                                  Gerald A. Kaufman
                              33 Walt Whitman Road
                       Huntington Station, New York 11746
                                 (631) 271-2055


Approximate date of commencement of proposed sale to the public: Upon filing of this registration statement


                         CALCULATION OF REGISTRATION FEE

                                         Proposed           Proposed
Title of                                 Maximum            Maximum               Amount of
Securities to     Amount to be        Offering Price        Aggregate           Registration
be Registered      Registered           Per Share          Offering Price            Fee
Stock Options     1,500,000 (1)          $ - (2)            $  -                   $  -

Common Stock,
$.001 par value   1,500,000 shs          $2.25(4)           $3,375,000             $  1,022.73

Common Stock,
$.001 par value   100,000 shs(3)         $2.25(4)           $  225,000             $     68.18
                                                            ----------             -----------
                                Total                       $3,600,000             $  1,090.91
                                                            ==========             ===========
-----------------------------

(1) Represents options granted or to be granted to the 1999 Stock Option Plan (the "Plan") of Juniper Group, Inc. (the "Registrant").

(2)  No Registration Fee is required, pursuant to Rule 457 (h)(2).

(3) Shares issuable upon exercise of options granted to Terry S. Klein in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated January 1, 1998, and amended December 30, 1998.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(i) based upon the per share exercise price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Juniper Group, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), are incorporated by reference in this registration statement.

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

(2) The Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 1999; June 30, 1999 and September 30, 1999.

(3) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-1 (File No. 33-35101-NY) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         Not applicable - Securities registered under Section 12.

Item 5.  Interests of Named Experts and Counsel.

         None

Item 6.  Indemnification of Directors and Officers

     Under the Nevada Corporation Law, a corporation's Articles of Incorporation may contain provisions eliminating or limiting the personal liability of a director or officer to the Corporation, or its stockholders for damages for breach of fiduciary duties as a director or officer, except the Corporation must not eliminate or limit liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (b) payment of distributions in violation of the statutes.

     Article 6 of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the Nevada General Corporation Law. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the Nevada General Corporation Law.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------
4.1            1999 Stock Option Plan (the "Plan")

4.2 Form of Stock Option Agreement under the Plan between the Registrant and the holders of non-qualified stock options.

4.3 Form of Stock Option Agreement under the Plan between the Registrant and the holders of the incentive stock options.

4.4 Consulting Agreement between the Registrant and Terry S. Klein dated January 1, 1998, and amended December 31, 1998.

5.1            Opinion of Gerald A. Kaufman.

23.1           Consent of Gerald A. Kaufman (included in Exhibit 5.1 hereto).

23.2           Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

Item 9.     Required Undertakings.

The undersigned Registrant hereby undertakes:

(a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table.


(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Great Neck, State of New York, on March 21, 2000.

                                          JUNIPER GROUP, INC.



                                          By: /s/ Vlado P. Hreljanovic
                                              ------------------------
                                              Vlado P. Hreljanovic
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Vlado P. Hreljanovic, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on March 21, 2000.

      Signature                              Title

/s/Vlado P. Hreljanovic
-----------------------
Vlado P. Hreljanovic                     President, Chief Executive Officer,
                                         Acting Chief Financial Officer
                                         Chairman of the Board of Directors
                                         (principal executive officer &
                                         Accounting Officer


/s/ Harold A. Horowitz
----------------------
Harold A. Horowitz, Esq.                 Director



/s/ Marvin Rostolder                     Director
----------------------
Marvin Rostolder

                                  EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1            1999 Stock Option Plan (the "Plan")

4.2 Form of Stock Option Agreement under the Plan between the Registrant and the holders of non-qualified stock options.

4.3 Form of Stock Option Agreement under the Plan between the Registrant and the holders of the incentive stock options.

4.4 Consulting Agreement between the Registrant and Terry S. Klein dated January 1, 1998, and amended December 31, 1998.

5.1            Opinion of Gerald A. Kaufman.

23.1           Consent of Gerald A. Kaufman (included in Exhibit 5.1 hereto).

23.2           Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                            Exhibit 4.1
                                                            -----------

                              Juniper Group, Inc.
                             1999 Stock Option Plan

1.  Purposes.

     The JUNIPER GROUP, INC. 1999 STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of Juniper Group, Inc. (the "Company") and/or any subsidiary or parent thereof with an added incentive to commence and/or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options"). The vesting of one or more Options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above.

2.  Shares Subject to the Plan.

     The total number of shares of Common Stock of the Company, $.001 par value per share, that may be subject to Options granted under the Plan shall be one million five hundred thousand (1,500,000) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

     ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through (e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs and NQSOs in tandem with SARs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by Compensation Committee (the "Committee") which shall be comprised of solely of at least two Outside Directors (as such term is defined in regulations promulgated from time to time with respect to Section 162(m)(4)(C)(i) of the
Code) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISOs, NQSOs, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

     (b) Notwithstanding anything contained herein to the contrary, at anytime during the period the Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee, if one has been appointed to administer all or part of the Plan, shall have the exclusive right to grant Options to covered employees as defined under Section 162(m)(3) of the Code (generally persons subject to Section 16 of the 1934 Act) and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, to comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act and Section 162(m)(4)(C) of the Code, as amended. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors and/or such Committee.

5.  Terms of Options.

     Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

     (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

     (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the Nasdaq Stock Market, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

     (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion, subject to any minimum option price established from time to time under any state securities law with respect to grants in such states.

     (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or an SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

     (e) An SAR may be exercised at any time during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee has the discretion to alter the terms of the SARS if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

     (f) An Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no event may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) except with respect to performance based Options, become fully exercisable more than five years from the date of its grant, nor shall less than 20% of the Option become exercisable in in any of the first five years of the Option, if not terminated as provided in Section 6 hereof. The Board of Directors or the Committee, if applicable, shall, in the event it so elects in its sole discretion, set one or more performance standards with respect to one or more Options upon which vesting is conditioned (which performance standards may vary among the Options).

     (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, or (iv) to the extent allowed by applicable Federal and state securities laws, at the option of the Committee or the Board of Directors in its sole discretion at or prior to the time of exercise, by surrender to the Company of a number of options having an "in-the-money value" that shall equal the Option Price ("in-the-money" value for this purpose shall be the excess of Common Stock at the date of grant over the Option Price). Furthermore, the Committee or Board of Directors, in its sole discretion, may provide for withholding as set forth in Paragraph 9(c) hereof. In the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. To the extent allowed by applicable Federal and state securities laws, the Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

     (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

     (i) All ISOs or SARs in tandem with ISOs granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder thereof only by the holder. The Board or the Committee, in its sole discretion, shall determine whether an Option other than an ISO or SAR in tandem with an ISO shall be transferable. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

     (k) Notwithstanding anything contained herein to the contrary, an SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

     (l) In no event shall an employee be granted Options for more than 750,000 shares of Common Stock during any calendar year period (giving effect to the 1:50 reverse stock split that occurred on May 18, 1998); provided, however, that the limitation set forth in this Section 5(l) shall be subject to adjustment as provided in Section 8 herein.

6.  Death or Termination of Employment/Consulting Relationship.

     (a) Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, upon termination of employment with the Company voluntarily by employee or termination of a consulting relationship with the Company prior to the termination of the term thereof, a holder of an Option under the Plan may exercise such Options to the extent such Options were exercisable as of the date of termination at any time within three (3) months after the date of such termination, subject to the provisions of Subparagraph (d) of this Paragraph 6. Notwithstanding anything contained herein to the contrary, unless otherwise determined by the Board of Directors or the Committee in its sole discretion, any options granted hereunder to an optionee and then outstanding shall immediately terminate in the event the optionee is terminated as a result of performing services for the Company in bad faith or has been convicted of a felony committed against the Company, or is terminated for cause, and the other provisions of this Section 6 shall not be applicable thereto. For purposes of this Section 6, termination for cause shall be deemed the decision of the Company in its sole discretion, that the Optionee has not adequately performed the services for which he/she/it was hired.

     (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or while providing consulting services to the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment/consulting, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in any event within twelve months, less one (1) day after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

     (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months less one day after such holder's termination of employment due to the disability.

     (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, consulting relationship or death, and in any event may not be exercised after the original expiration date of the Option. Notwithstanding anything contained herein which may be to the contrary, such termination or death prior to vesting shall, unless otherwise determined by the Board of Directors or Committee, in its sole discretion, be deemed to occur at a time the holder was not entitled to exercise the Option.

     (e) The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any Option is or to be accelerated.

7.  Leave of Absence.

     For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

     (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company for solely stock and/or securities, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, or, except as provided in
(b) below, the sale of substantially all the assets of the Company for other than stock and/or securities, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

     (b) Any Option granted under the Plan, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

     (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock. No adjustment shall be made with respect to stock dividends or splits which do not exceed 5% in a fiscal year, cash dividends or the issuance to share holders of the Grantor or rights to subscribe for additional shares of Common Stock or other securities.

9. Further Conditions of Exercise.

     (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

     (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

     (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (c) The Board of  Directors  of the Company  may at any time,  prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, or materially change the standards of eligibility under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.  Not a Contract of Employment.

     Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

     The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

               NON-QUALIFIED STOCK OPTION AGREEMENT


     AGREEMENT made as of the 4th day of January, 2000, by and between Juniper Group, Inc. Inc., a Nevada corporation, having its principal executive offices at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 (the "Grantor") ----------- and , with an address at ------------------- ("Optionee").

         WHEREAS, Optionee is an employee of the Grantor as of the date hereof;

     WHEREAS, Grantor is desirous of increasing the incentive of Optionee to exert Optione's utmost efforts to improve the business of the Grantor.

     NOW, THEREFORE, in consideration of the Optione's service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants to the Optionee options to purchase common stock of the Grantor ("Common stock") on the following terms and conditions:

         1.       Option.

     Pursuant to its 1999 Stock Option Plan, as amended (the "Plan"), the Grantor hereby grants to Optionee a non-qualified stock option (not intended to qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code of 1986, as amended) to purchase up to an aggregate of fully paid and non-assessable shares of Common Stock of the Grantor (the "Shares"), subject to the terms and conditions set forth below.

         2.       Purchase Price.

     The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by Grantor in connection therewith. The purchase price per Share is as more particularly set forth in Paragraph 3 below.

         3.       Exercise of Option.

          (a) All of said options shall become exercisable on the date hereof at a purchase price of $XX per Share and be exercisable until December 31, 200--.

          (b) The Optionee may exercise all or any part of his option hereunder by delivering a Notice of Exercise substantially in the form of Exhibit A appended hereto to the Grantor hand delivery or by registered or certified mail, return receipt requested, addressed to its principal office specifying the number of Shares that Optionee desires to purchase which notice shall be accompanied by payment in the form of (i) a certified or bank cashier's check payable to the order of the Grantor in an amount equal to the Exercise Price multiplied by the number of Shares for which this option is being exercised, (ii) by delivery of shares of Common Stock having a fair market value equal to the Exercise Price of the Shares for which this option is being exercised, (iii)a full recourse note equal to the Exercise Price and an agreement leaving the Shares with Grantor as collateral until full payment, and (iv) any combination thereof. Notwithstanding anything contained herein to the contrary, to the extent allowed by applicable federal and state securities laws, the Exercise Price may also be paid in full by a broker-dealer to whom Optionee has submitted a Notice of Exercise.

          (c) The Optionee may also convert all or any portion of the options granted hereunder into the number of Shares determined in accordance with the formula set forth below by delivering a Notice of Conversion substantially in the form of Exhibit A appended hereto to the Company by hand delivery or by certified or registered mail, return receipt requested, addressed to its principal office.

          X =      Y(A-B)
                     A

          Where: X = the number of the Shares to be issued to the Optionee upon conversion pursuant to this clause (c).

          Y    = the number of Shares represented by the options so converted.

          A = the fair market value (as determined under the Plan) of one share of Common Stock on the trading date immediately preceding the Company's receipt of the Notice of Conversion.

          B    = the Exercise Price.

          (d) As soon as practicable after exercise or conversion, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

         4.      Option and Employment.

          If the employment relationship is terminated for any reason, the options granted to Optionee hereunder shall remain in effect until expiration.

         5.      Divisibility and Non-Assignability of the Options.

          (a) Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than 100 Shares at any one time, except for the remaining Shares covered by the option if less than 100.

          (b) Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during Optionee's lifetime only by Optionee.

         6.      Stock as Investment.

     By accepting these options, Optionee agrees for Optionee, Optionee's heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment and not for sale or distribution, and upon the issuance of any or all of the Shares Optionee, or Optionee's heirs or legatees receiving the Shares, shall deliver to Grantor a representation in writing, that the Shares are being acquired in good faith for investment and not for sale or distribution. Grantor may place a "stop transfer" order with respect to the Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing the Shares.

         7.      Restriction on Issuance of Shares.

     Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of Grantor is at the time of issuance listed.

         8.      Adjustments; Merger or Consolidation

          (a) In the event of changes in the outstanding Common Stock of Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to stockholders of Grantor of rights to subscribe for additional shares of Common Stock or other securities.

          (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of Grantor or its subsidiaries.

         9.      No Rights in Option Stock.

          Optionee shall have no rights as a shareholder in respect of Shares as to which the options granted hereunder shall not have been exercised and payment made as herein provided.

         10.     Binding Effect.

          Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

         11.     Notice.

          All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth above.

         12.     Agreement Subject to Plan.

          Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

         13.     Miscellaneous.

          This Agreement shall be construed under the laws of the State of New York applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                JUNIPER GROUP, INC.


                                By:/s/ Vlado P. Hreljanovic
                                   ------------------------
                                       Vlado P. Hreljanovic

ACCEPTED AND AGREED TO:

                                  EXHIBIT "A"


                               EXERCISE OF OPTION
                                       TO
                                 PURCHASE SHARES


TO:        Juniper Group, Inc.

          The undersigned hereby exercises the within Option for the purchase of shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Non-Qualified Stock Option Agreement, dated as of January --, 2000, between Juniper Group, Inc. and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.


                                                      Signature


Social Security or Taxpayer I.D. Number:

Instructions for issuance of stock:


Name


Street                City                               State    Zip Code

                                                       EXHIBIT 4.3
                                                       -----------


                             STOCK OPTION AGREEMENT


                               Grant of options to
                         _____________ (the "Optionee")

                                    under the

             Juniper Group, Inc. 1999 Stock Option Plan (the "Plan")
           as adopted on December 27, 1999 by the Board of Directors, and approved by the shareholders




                             The Purpose of the Plan

     Juniper Group, Inc. (the "Grantor") is a young company. It will need the help of all its employees and consultants to prosper and grow in a market where many of its competitors are bigger and older.

     The success of Juniper Group, Inc. will depend on many factors. One of the most important, is the quality of its management and its consultants, the quality and dedication of their work; the quality of their perseverance. This option is intended to help build a strong management team. The proof of that organizational strength, over time, will be reflected in the financial performance and strength of Juniper Group. Employees and consultants who are chosen for and respond to the incentives in this option will positively share in those financial rewards.

     This option is anticipated to provide Optionee with beneficial tax treatment. That is, no tax will be recognized on the grant of the option. An Optionee who is not an employee at the time of grant will recognize ordinary income at the date of exercise, measured at the fair market value of the grantor's Common Stock at the date of exercise.

     NOW, THEREFORE, in consideration of the promises of the Optionee to provide services as an employee to the Grantor and help it achieve the goals set forth herein and for other good and valuable consideration, the Grantor hereby grants the Optionee options to purchase Common Stock of the Grantor on the terms and conditions set forth in this Agreement made as of this __th day of ____, 2000 by and between Grantor, a Nevada corporation having its principal place of business at 111 Great Neck Road, Suite 604, Great Neck, New York 11021 and the Optionee, residing at _____________________________

                 1.  Option.

     Pursuant to the Plan, the Grantor hereby grants to the Optionee an Option to purchase, at any time prior to 5:00 p.m. New York time on ________, 20___, up to ( ) fully paid and non-assessable shares of the Common Stock of the Grantor, par value $.00l per share, subject to the terms and conditions of this Agreement, including the conditions for vesting set forth in Section 3(b).


                 2.  Purchase Price.

     The purchase price shall be $ per share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

                 3.      Exercise of Option.

     (a) The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of shares which he desires to purchase under the options herein granted, which notice shall be accompanied by payment (by cash or certified check) of the option price therefore as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall at its principal office tender to Optionee certificates issued in the Optionee's name evidencing the shares purchased by the Optionee.

     (b) The option granted hereunder shall vest in, and become exercisable by, Optionee in accordance with the following schedule:

( ) shares become vested on _______, 20___.

               4.  Option Conditioned on Continued Consulting Relationship.

     If Optionee's employment relationship with Grantor shall terminate for any reason, any option granted to the Optionee hereunder which has not vested shall immediately expire.

                 5.      Divisibility and Non-Assignability of the Options.

     (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of shares included therein, but in no event may an option be exercised as to less than one hundred (100) shares at any one time, except for the remaining shares covered by the option if less than one hundred (100).

     (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during his lifetime only by the Optionee.

                 6.      Stock as Investment

     By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Grantor a representation in writing, that such shares are being acquired in good faith for investment and not for distribution. Grantor may place a "stop transfer" order with respect to such shares with its transfer agent and place an appropriate restrictive legend on the stock certificate.

                    7.       Restriction on Issuance of Shares.

     The Grantor shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

                 8.        Tax Withholding

     The Company shall be entitled to withhold all amounts required to pay any withholding tax which the Company is required by law to withhold as a result of the exercise of an option granted hereunder and pay over any amounts so withheld.

                 9.      Effect of Mergers. Consolidations or Sales of Assets.

     (a) In the event that the outstanding shares of Common Stock are changed after the date hereof by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, other than in connection with the sale of substantially all the assets of Grantor, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

     (b) Notwithstanding the above, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(l) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

     (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock, so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

                 10.       No Rights in Option Stock.

     Optionee shall have no rights as a shareholder in respect of shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

                 11.       Effect Upon Employment.

     This Agreement does not give the Optionee any right to continued employment by the Grantor.

                 12.       Binding Effect

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

                 13.      Agreement Subject to Plan.

     Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

                    14.      Miscellaneous

     This Agreement shall be construed under the laws of the State of New York. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ th day of , 2000.


JUNIPER GROUP, INC.




By:



AGREED TO AND ACCEPTED:

                                                  EXHIBIT 4.4
                                                  -----------


                              CONSULTING AGREEMENT

     This Consulting Agreement is made effective this 1st day of January, 1998, by and between Terry S. Klein ("Consultant"), an individual located at 500 East 77th Street, New York, New York 10162, and JUNIPER GROUP, INC. ("Client"), a Nevada corporation, with offices at: 111 Great Neck Road, Suite 604, Great Neck 11021.

                                    PREMISES

     A. Client is engaged in the business of securing the services of healthcare professionals, hospitals and medical provider networks in various healthcare disciplines through its various subsidiaries and affiliated companies.

     B. Consultant is engaged in the business of securing physician practices, MSOs and hospitals to utilize Client's ancillary services and managed care revenue enhancement products and services.

     C. Client desires to retain Consultant to perform these services and to compensate Consultant for these services by issuing Consultant options to purchase shares of the Client's common stock.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

         1.       Engagement of Consultant

          Client hereby retains Consultant to perform the following services:

     A. To market Client's managed care products and ancillary services to physician practices management organizations, MSOs, hospitals and stand alone physician practices.

         2.       Compensation.

     A.   As  compensation  for  the  Consulting  Services,   Client  shall  pay
          Consultant :

          ( i) Client shall pay Consultant monthly compensation of $3,750 in cash for the term of this Agreement

                                       or

          ( ii) Client shall pay Consultant monthly, after the Consultant has rendered the Consulting Services for that month, with an irrevocable option to purchase up to three thousand seven hundred and fifty ($3,750) dollars in value of Juniper's Common Stock, par value $0.001 per share. The number of shares issued in each monthly option shall be determined by dividing $3,750 by fifty percent (50%) of the average 30 day trading price immediately preceding the issuance of the option. The term of this option to purchase shares of Juniper's Common Stock shall be in full force for a period of five (5) years from the date of this Agreement. If termination occurs for any reason, Consultant's option remains in effect through last date of service.

     B. Consultant shall receive a ten (10%) percent commission fee of all cash collected which is directly derived from the sales efforts made by Consultant. However, this ten (10%) percent fee shall only be available to Consultant after Client recoups all its initial monthly compensation of fees paid to date to Consultant which shall accrue.

     C. Consultant shall exercise options by delivering the option price, along with the executed Investment Letter annexed hereto as Exhibit A to Client. Consultant will release such funds due her to Client upon execution of the Investment Letter and Juniper shall make delivery of Certificates representing the number of shares of common stock exercised.

     D. The granting of the share purchase rights are being made pursuant to a resolution adopted by the Board of Directors of Juniper on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

     E. Juniper shall make immediate delivery of such shares, upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires Juniper to take any action with respect to the shares specified in such notice before the issuance hereof. The date of such delivery of such shares shall be extended for the period necessary to take such action.

     F. The parties hereto acknowledge that the issuance of Juniper's shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

         3.       Person Entitled to Exercise.

     The Option can only be exercised by Consultant, Consultants beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, of any other transfer of this Option, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately null and void.

         4.       Term of Agreement, Extensions and Renewals.

     This Agreement shall have an initial term of thirty (30) months (the "Term of Agreement") from the date hereon, and shall terminate on June 30, 2000.

         5.       Termination of Agreement by the Client.

     Despite anything to the contrary contained in this Agreement hereunder, Client may terminate this Agreement if any of the following events occur. In the event of such termination, Consultant may exercise any options which have issued for services already rendered, but Consultant is not entitled to any portion of the options which would have been issued for services which had not been performed prior to this termination.

     A. Failure to Follow Instructions. Client can terminate this Agreement in the event Consultant fails to follow Client's instructions. Client must advise Consultant that his actions or inactions are unacceptable and give Consultant a reasonable time to comply. If Consultant fails to comply, or a later time makes the same unacceptable action or inaction, he may be terminated hereunder by Client's service of "Notice of Termination" to Consultant.

     B. Breach of Consultant's Duties. Client can terminate this Agreement if in the sole judgment of the Chief Executive Officer, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant.

     C. Sale of Client's Assets. The sale of substantially all of Client's assets to a single purchaser or group of associated partners.

     D. Termination of Client's Business. Client's bona fide decision to terminate its business and liquidate its assets.

     E.   Merger on Consolidation. The merger or consolidation of Client.

         6.        Restrictive Covenants: Non-Circumvention:

         6.1      Covenant of Nondisclosure of Confidential Information.

          (a) Both Client and Consultant acknowledge that the confidential proprietary information, including but not limited to customer lists, financial information, contacts, customer policies, intellectual property and production processes used in each party's business is secret, confidential, unique, and valuable and that it was developed by that party over a long period of time, at great cost, and that disclosure of any item of confidential proprietary information to anyone other than either party's officers, agents or authorized employees will cause irreparable injury. Consultant will not disclose to any person or entity not authorized in writing by Client, directly or indirectly, any of Client's confidential proprietary information and Client will not disclose to any person or entity not authorized in writing by Consultant, directly or indirectly, any of Consultant's confidential proprietary information. This covenant will survive the termination of this Agreement.

          (b) Notwithstanding the foregoing, either party may disclose confidential information of the other party if required to do so by (i) subpoena, which has not been quashed as provided in Paragraph 6.1(c); (ii) order of any court or governmental authority (from which no further appeal may be taken as provided in Paragraph 6.1; or (iii) if in the reasonable opinion of the disclosing party's counsel, failure or refusal to disclose the confidential information would result in criminal or civil penalties.

          (c) The disclosing party shall, prior to disclosing any confidential information as set forth in Paragraph 6.1 (b), afford the other party the reasonable opportunity to (i) quash the subpoena or (ii) appeal the order, requiring the disclosure of the confidential information, as the case may be.

          6.2 In the event of a breach of any of the provisions of this Paragraph 6 by either party, in addition to all other remedies as allowed by law, the other party shall be entitled to an accounting and payment of all profits realized as a result of any such violation, consequential damages and in addition, as a matter of right, to injunctive relief in any court of competent jurisdiction, all of which remedies the injured party shall be entitled to pursue simultaneously and cumulatively.

         7.       Best Efforts Basis.

     Consultant agrees that she will at all times faithfully and to the best of her experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that her efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

         8.       Client's Rights to Approve Transactions.

     Client expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves Client. Consultant and Client agree that consultant is not authorized to enter into agreements on behalf of Client.

     9.   Client  Under  No  Duty  or  Obligation  to  Accept  or  Close  on any
          Transactions.

     It is mutually understood and agreed that Client is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

         10.      Costs and Expenses.

     Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by Client within thirty (30) days from the date that the Consultant submits approved expense report to Client.

         11.      Work Stoppage or Early Termination.

     Notwithstanding anything to the contrary contained herein, Client shall have the right to direct the work to be performed by Consultant hereunder on any matter. In addition, Client shall have the right, at any time, to direct Consultant to cease work or abandon its efforts on Client's behalf, and to refrain from commencing any new work or providing any further Consulting Services hereunder. If at any time Client directs Consultant to stop work, Consultant shall retain all rights to exercise any remaining Option Shares which have then been issued. 12. Non-exclusive Services.

          12.    Non-Exclusive Services

     Client acknowledges that Consultant is currently providing services of dissimilar nature to other parties and Client agrees that Consultant is prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant will advise Client of its position with respect to any activity, employment, business arrangement, or potential conflict of interest, which may be relevant to this Agreement. Client shall solely determine that Consultant is devoting a reasonable amount of time to Client to meet Client's consulting services.

         13.      All Prior Agreements Terminated.

     This Agreement constitutes the entire understanding of the parties with respect to the engagement of Consultant, and all prior agreement with respect thereto are hereby terminated and shall be of no force or effect.

         14.      Representations and Warranties of Client.

         Client hereby represents and warrants to Consultant that:

          A. Corporate Existence. Client is a corporation duly organized and validly existing, under the laws of the State of New York, with corporate power to own property and carry on its business as it is now being conducted.

          B. Financial Statements. Client has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, and all subsequent 10-QSBS, which accurately set forth the financial condition of Client as of the respective dates of such documents.

          C. No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree, or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

         15.      Representations and Warranties of Consultant.

          A. Information. No representation or warranty contained herein, nor a statement in any document, certificate or schedule furnished or to be furnished, pursuant to this Agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

          B. Inside Information Securities Laws Violations. In the course of the performance of her duties, consultant may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that her use of such information to purchase or sell securities of client, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in Client's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

          C. No Restrictions. There is no pending or threatened suit, action, or legal, administrative arbitration or other proceeding of claim by any governmental agency, whether federal, state, local or foreign, against the Consultant or any individual or entity which the Consultant controls, is controlled by, or is under common control with, which adversely, or might adversely, effect the (i) Consultant's ability to provide the services set forth herein; or (ii) the Company.

          The Consultant's performance of the services hereunder is not in violation of any law, statute or regulation of any governmental authority, whether federal, state, local or foreign, or any of the terms, conditions, or provisions of any judgement, order, injunction, decree or ruling of any court or governmental authority, whether federal, state, local or foreign.

          The  Consultant  has  all  requisite   licenses,   authorizations  and
     consents, if any, necessary to perform the services hereunder.

          D. Reliance Upon Representations. The information provided pursuant to this Agreement may be relied upon by Client, as true and correct as of the date of delivery of any shares received by Consultant through executions of options hereunder.

               (a)  By  reason  of  Consultant's  knowledge  and  experience  of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares and the Company in general and fully understand the speculative nature of such securities and the possibility of such loss;

               (b) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

               (c) Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-KSB and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of Client's capital structure and any material changes in Client's affairs that may not have been disclosed in the Disclosure Documents.

         16.      Consultant is Not an Agent or Employee.

     Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered as the employee or agent of Client or otherwise represent or bind Client. For purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to, or in reliance on, information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates, and consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

         17.      Miscellaneous.

          A. Authority. The execution and performance of this Agreement has been
     duly  authorized  by  all  requisite   corporate  action.   This  Agreement
     constitutes a valid and binding obligation of the parties hereto.

          B. Amendment. This Agreement may be amended or modified at any time and in any manner, but only by an instrument in writing executed by the parties hereto.

          C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act of occurrence.

         D.       Assignment:

                    ( i) Neither party to this Agreement  shall assign any right created by it without the prior written consent of the other;

                    (ii) Nothing in this  Agreement,  expressed  or implied,  is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

         E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepared, provided that the communication is addressed:

                  ( i)     In the case of the Consultant to:

                           Terry S. Klein
                           500 East 77th Street
                           New York, New York  10162

                  (ii)     In the case of Client to:

                           Juniper Group, Inc.
                           111 Great Neck Road
                           Suite 604
                           Great Neck, NY  11021

          or to such other person or address designated by the parties to receive notice.

          F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

          G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts, but the aggregate of the counterparts together constitute only one and the same instrument.

          H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if its never contained any such invalid, illegal or unenforceable provisions.

          I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, County of Nassau, the state in which this Agreement is being executed.

          J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

          K. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve this purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

          L. Further Actions. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

          M. Indemnification. Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of, or resulting from, a breach of any representation, warranty, covenant, condition or agreement of the other party to this Agreement.

          N. No Third Part Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

          O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.


CONSULTANT:                                 CLIENT:

TERRY S. KLEIN                              JUNIPER GROUP, INC.



/s/ Terry S. Klein                          /s/ Vlado P. Hreljanovic
-------------------------                   ------------------------
Terry S. Klein                              Vlado P. Hreljanovic
                                            Chairman of the Board
                                            CEO & President

                                                           Exhibit 5.1
                                                           -----------


March 20, 2000

Juniper Group, Inc.
111 Great Neck Road
Great Neck, NY 11021

Re: Registration Statement on Form S-8 Relating to 1,600,000 Shares of Common Stock, Par Value $. 001 Per Share, of Juniper Group, Inc. Issuable under a Stock Option Plan.

Gentlemen:

     I am counsel to Juniper Group, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,600,000 shares (the "Shares") of the Company's common stock, par value $. 001 per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to an Agreement for Consulting Services.

     I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as I have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued upon exercise of any options granted hereunder have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 or 11 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,



                                                 Gerald A. Kaufman

                                                              EXHIBIT 23.2
                                                          ------------


                             GOLDSTEIN & GANZ, P.C.
                          Certified Public Accountants
                          98 Cuttermill Road, Suite 352
                           Great Neck, New York 11021





Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Suite 604
Great Neck, New York  11021


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated March 21, 2000, of Juniper Group, Inc. of our report dated March 30, 1999, appearing on Page F-2 of Form 10-KSB for the fiscal year ended December 31, 1998.


     This consent is in connection with the Registration Statement under the Securities Act of 1933, as amended, 1,600,000 shares of Common Stock. par value $.001 per share, of Juniper Group, Inc., issuable under a Stock Option Plan.


                                             GOLDSTEIN & GANZ, P.C.





Great Neck, New York
March 20, 2000